UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DRAGONFLY ENERGY HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED OCTOBER 17, 2023

DRAGONFLY ENERGY HOLDINGS CORP.

1190 Trademark Drive, #108

Reno, Nevada 89521

November 29, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Dragonfly Energy Holdings Corp., or the Annual Meeting, which will be held on Wednesday, November 29, 2023, at 9:00 a.m., Pacific time. This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at http://www.viewproxy.com/DFLI/2023AM. You will be able to attend the Annual Meeting by first registering at http://www.viewproxy.com/DFLI/2023AM. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

●	to elect two directors to the Board of Directors to hold office until the 2026 annual meeting of stockholders;

●	to approve an amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 170,000,000 to 250,000,000 (“Proposal 2”);

●	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 2 are insufficient;

●	to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at http://www.viewproxy.com/DFLI/2023AM. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Dragonfly Energy Holdings Corp., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

By:	/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-612-8937

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED OCTOBER 17, 2023

Notice of Annual Meeting of Stockholders

Date:	November 29, 2023

Time:	9:00 a.m., Pacific Time

Place:	This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at http://www.viewproxy.com/DFLI/2023AM. You will be able to attend the Annual Meeting by first registering at http://www.viewproxy.com/DFLI/2023AM. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

At our 2023 Annual Meeting, we will ask you:

1.	to elect two directors to the Board of Directors to hold office until the 2026 annual meeting of stockholders;

2.	to approve an amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 170,000,000 to 250,000,000;

3.	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 2 are insufficient;

4.	to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

5.	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Dragonfly Energy Holdings Corp. at the close of business on October 20, 2023, or the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

October     , 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2023: Our Proxy Statement for the 2023 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022 are available at http://www.viewproxy.com/DFLI/2023AM.

You are cordially invited to attend the Annual Meeting via live webcast by visiting http://www.viewproxy.com/DFLI/2023AM. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet by going to http://www.viewproxy.com/DFLI/2023AM or by telephone by calling Alliance Advisors at (866) 612-8937 or to sign, date and mark the proxy card promptly and return it to Dragonfly Energy Holdings Corp. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Annual Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

THE MEETING

General

Dragonfly Energy Holdings Corp., or Dragonfly, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Dragonfly Energy Holdings Corp. The term “Annual Meeting” as used in this proxy statement refers to the 2023 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at http://www.viewproxy.com/DFLI/2023AM, where you can access this proxy statement for the 2023 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), and our proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at http://www.viewproxy.com/DFLI/2023AM. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated October     , 2023. If you owned shares of common stock of Dragonfly at the close of business on October 20, 2023 (the “Record Date”), you are entitled to vote at the Annual Meeting, as set out below. Each share of common stock is entitled to one vote per share. On the Record Date, there were                  shares of common stock outstanding.

This year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene on November 29, 2023, at 9:00 a.m. Pacific time. In order to participate in the Annual Meeting live via the Internet, you must register at http://www.viewproxy.com/DFLI/2023AM by 11:59 p.m. Eastern Time by November 28, 2023. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of proxy materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2023 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/DFLI/2023AM.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://www.viewproxy.com/DFLI/2023AM.

The Annual Meeting can be accessed by visiting http://www.viewproxy.com/DFLI/2023AM, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any technical difficulties accessing the Annual Meeting live audio webcast during the meeting time, there will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m.  Pacific time on November 29, 2023, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote:

●	to elect two directors to the Board to hold office until the 2026 annual meeting of stockholders;

●	to approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 170,000,000 to 250,000,000;

●	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 2 are insufficient;

●	to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2023; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of one-third of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. We will include proxies marked as abstentions, withheld votes, and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

Holders of our common stock are entitled to one vote at the Annual Meeting for each share of the common stock that he or she owned as of the Record Date.

You may vote your shares at the Annual Meeting via live webcast, by phone, over the Internet or by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to http://www.viewproxy.com/DFLI/2023AM. To vote by phone, please call (866) 612-8937. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares “FOR” the Board’s nominees for director; “FOR” the amendment to the Company’s Articles of Incorporation to increase the number of shares authorized for issuance thereunder; “FOR” the adjournment of the Annual meeting in the event of insufficient proxies at the Annual Meeting to approve Proposal 2; and “FOR” the ratification of the appointment of our independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

●	With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on Proposal 1. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

●	With respect to the second proposal to approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 170,000,000 to 250,000,000 requires the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares as of the Record Date and entitled to vote at the Annual Meeting will be required to approve the third proposal. As a result, abstentions and “broker non-votes” (see below), if any, will have the effect of a vote “AGAINST” Proposal 2. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

●	With respect to the third proposal to approve the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve Proposal 2, as well as the fourth proposal to ratify the appointment of BDO USA, P.C. for the fiscal year ending December 31, 2023, as well as, the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the voting power of the total votes cast is required to approve these proposals. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposals 3 and 4.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of Dragonfly and our stockholders and unanimously recommends a vote “FOR” the Board’s nominees for director; “FOR” the amendment to the Articles of Incorporation; “FOR” the adjournment of the Annual Meeting in the event of insufficient proxies at the Annual Meeting to approve Proposal 2; and “FOR” the ratification of the appointment of our independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.

The Board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the exchange that makes such determinations) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe Proposal 2 to approve an amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for issuance thereunder, Proposal 3 to approve the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve Proposal 2, and Proposal 4 to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm are likely to be considered “routine” items. This means that brokers may vote using their discretion on such proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect directors is likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approvals of Proposals 2, 3 or 4 are deemed by the New York Stock Exchange to be “non-routine” matters, brokers will not be permitted to vote on Proposals 2, 3 or 4 if the broker has not received instructions from the beneficial owner. In addition, if the New York Stock Exchange determines Proposal 2 to be “non-routine,” failure to vote on Proposal 2, which requires the affirmative vote of at least a majority in voting power of our issued and outstanding voting securities, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for these proposals.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Annual Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Alliance Advisors LLC by phone at (866) 612-8937, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing a letter with our Secretary revoking the proxy;

●	submitting another signed proxy with a later date; or

●	attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Dragonfly.

Solicitation of Proxies

We will pay the costs of soliciting proxies from our stockholders, directors, officers or employees of Dragonfly may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

We have also retained Alliance Advisors LLC to assist us in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of us from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors LLC are anticipated to be approximately $24,670, and we will reimburse their out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of three classes and a total of seven directors, two of whom are being nominated for reelection at this Annual Meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Each of the two nominees listed below are incumbent directors. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is uncontested.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In accordance with our Bylaws (the “Bylaws”) and Nevada law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the four nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election as Class A Directors at the Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees for the 2023 Annual Meeting:

Name	Age	Position(s) Held With Dragonfly	Director Since
Rick Parod	70	Director	2022
Karina Montilla Edmonds	52	Director	2022

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Rick Parod has served as a member of our Board since October 2022. Mr. Parod currently serves as the CEO of AdeptAg, a company that serves the controlled environment agriculture market. Prior to AdeptAg, Mr. Parod was the President and CEO and a director of the Lindsay Corporation, a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, from 2000 to 2017. From 1997 to 2000, Mr. Parod served as the Vice President and General Manager of the Irrigation Division of The Toro Company, a leading worldwide provider of outdoor turf, landscape, underground utility construction, irrigation and related equipment. Mr. Parod has also served as a director and as a member of the audit committee, compensation committee and nominating and corporate governance committee of Alamo Group Inc., a publicly listed company focusing on design, manufacturing, distribution, and service of equipment for infrastructure maintenance and agriculture, since December 2017 as well as a director of Raven Industries, Inc. from December 2017 until its acquisition by CNH Industrial N.V. in June 2022. Mr. Parod is qualified to serve on our Board based on his experience in manufacturing operations, product development and sales and marketing.

Karina Montilla Edmonds, Ph.D. has served as a member of our Board since October 2022. Dr. Edmonds currently serves as the Senior Vice President and Global Head of Academies and University Alliances at SAP SE, a leading producer of enterprise software for the management of business operations. Prior to joining SAP SE in April 2020, Dr. Edmonds served as the University Relations Lead for Google Cloud at Google from May 2017 through March 2020, where she facilitated research collaborations in AI. Before her time at Google, Dr. Edmonds served at the California Institute of Technology as Executive Director for Institute Corporate Relations from April 2013 through April 2016. In April 2010, Dr. Edmonds was appointed as the U.S. Department of Energy’s first Technology Transfer Coordinator, and she served in that position until April 2013. She has also held positions at the Jet Propulsion Laboratory, a NASA field center and leader in robotic space exploration, as Director for Jet Propulsion Laboratory Technology Transfer and at TRW, Inc. (now Northrop Grumman Corporation, a publicly listed multinational aerospace and defense technology company), as a Principal Investigator. Dr. Edmonds holds a B.S. in Mechanical Engineering from the University of Rhode Island and an M.S. and Ph.D. in Aeronautical Engineering, with a minor in Materials Science, from the California Institute of Technology. Dr. Edmonds is also a registered patent agent with the U.S. Patent and Trademark Office. Dr. Edmonds serves on the boards of the University of Rhode Island and the National Science Foundation’s Directorate for Engineering Advisory Committee, and has previously served on the boards of the Institute for Pure and Applied Mathematics at the University of California, Los Angeles, ConnectED California and the University of Rhode Island Foundation. Dr. Edmonds is qualified to serve on our Board based on her industry leadership and expertise in technology transfer and commercialization.

Board Membership Diversity

In accordance with the Board Diversity Rules (Rule 5605(f) and Rule 5606) promulgated by The Nasdaq Stock Market LLC (“Nasdaq”), the following Board Diversity Matrix presents our Board diversity statistics. The minimum diversity objective for smaller reporting companies listed on The Nasdaq Global Market after August 6, 2021 must have (i) at least one diverse director within one year from the initial date of listing or December 31, 2023, whichever is later, and (ii) two diverse directors within two years of the initial date of listing or December 31, 2025, whichever is later, who self-identifies as either female, an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander.

Board Diversity Matrix (As of October 20, 2023)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	0	0	7
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	7

The Board recommends a vote “FOR” all of the nominees for election as directors.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

Our Board currently consists of three classes of a total of seven directors. Our directors each serve staggered three-year terms with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class A, which consists of Rick Parod and Karina Montilla Edmonds, whose terms will expire at this Annual Meeting;
●	Class B, which consists of Brian Nelson and Jonathan Bellows, whose terms will expire at the 2024 Annual Meeting; and
●	Class C, which consists of Denis Phares, Luisa Ingargiola and Perry Boyle, whose terms will expire at the 2025 Annual Meeting.

We have no formal policy regarding board diversity. Our priority selecting our Board members is the identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Dragonfly. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Board of Directors

The following table sets forth our current directors, as of the date of this proxy statement, including two of our current directors who are nominated for election at the 2023 Annual Meeting.

Continuing Members of The Board of Directors

Current Class A Directors (Terms to Expire at the 2023 Annual Meeting)

The current members of the Board who are Class A Directors are as follows:

Karina Montilla Edmonds, see Ms. Edmond’s biography in “Proposal 1” above.

Rick Parod, see Mr. Parod’s biography in “Proposal 1” above.

Current Class B Directors (Terms to Expire at the 2024 Annual Meeting)

The current members of the Board who are Class B Directors are as follows:

Name	Age	Position(s) Held With Dragonfly	Director Since
Brian Nelson	52	Director	2022
Jonathan Bellows	47	Director	2022

Brian Nelson has served as a member of our Board since October 2022. Prior to the Business Combination (as defined herein), Mr. Nelson served on the board of directors of Dragonfly Energy Corp., a wholly owned subsidiary of Dragonfly (“Legacy Dragonfly”), from April 2022 to October 2022. Mr. Nelson has served as the Chief Executive Officer of Precision Surfacing Solutions Group (formerly known as the Lapmaster Group) since 2003 and as the President since 2002. Mr. Nelson was hired in the sales department of Lapmaster in 1996 and he purchased the company in 2003. In 1996, Mr. Nelson served as a Sales Engineer for TII Technical Education Systems, and from 1993 to 1995, he served as a Staff Engineer for Rust Environment & Infrastructure. Mr. Nelson holds an M.B.A. in Entrepreneurship from the DePaul University Charles H. Kellstadt School of Business and a B.S. in Civil & Environmental Engineering from Marquette University. He is a member of the Association of Manufacturing Technology and Young President’s Organization. Mr. Nelson is qualified to serve on our Board based on his years of business experience as President and Chief Executive Officer of Precision Surfacing Solutions Group and Lapmaster.

Jonathan Bellows has served as a member of our Board since October 2022. Mr. Bellows currently serves as President of KORE Power, which acquired Northern Reliability in March 2022. He has served as President and Chief Executive Officer of Northern Reliability since April 2015. KORE Power is a publicly-traded fully integrated energy storage manufacturing company, combining Northern Reliability’s energy storage technology with KORE Power’s cell manufacturing capabilities. Mr. Bellows is also President and Chief Executive Officer of Nomad Transportable Power Systems, a provider of commercial and industrial-scale mobile energy storage units, which was founded by affiliates of KORE Power and Northern Reliability. Previously, Mr. Bellows was Vice President of Business and Sales at Sovernet Communications, a fiber-optic bandwidth infrastructure services provider, from 2005 to 2015. Mr. Bellows graduated Northern Vermont University-Johnson in 1998, where he earned his B.A. in History. Mr. Bellows is qualified to serve on our Board based on his energy storage industry expertise and operating and leadership experience.

Current Class C Directors (Terms to Expire at the 2025 Annual Meeting)

The current members of the Board who are Class C Directors are as follows:

Name	Age	Position(s) Held With Dragonfly	Director Since
Denis Phares	51	President, Chief Executive Officer, Interim Chief Financial Officer and Chairman	2022
Luisa Ingargiola	56	Lead Independent Director	2022
Perry Boyle	60	Director	2022

Dr. Denis Phares has served as our Chief Executive Officer and Chairman of our Board since October 2022 and as our Interim Chief Financial Officer since August 2023. Dr. Phares is the co-founder of Legacy Dragonfly and has served as Legacy Dragonfly’s Chief Executive Officer and Chairman of the board of directors since 2012. From 2005 until 2012, Dr. Phares served as a faculty member of the Aerospace & Mechanical Engineering Department at the University of Southern California, where he worked extensively on renewable energy technologies and received tenure in 2010. Dr. Phares holds an M.B.A. from the University of Nevada — Reno, a Ph.D. in Engineering from the California Institute of Technology and a B.S. in Physics from Villanova University. Dr. Phares is qualified to serve on our Board based on his substantial business, leadership, and management experience as the Chief Executive Officer and Chairman of our Board.

Luisa Ingargiola has served as a member of our Board since October 2022. Prior to the Business Combination, Ms. Ingargiola served on the board of directors of Legacy Dragonfly from August 2021 to October 2022. Since February 2017, Ms. Ingargiola has served as Chief Financial Officer of Avalon GloboCare Corp., a publicly listed bio-tech health care company. Prior to joining Avalon GloboCare Corp., Ms. Ingargiola served as the Chief Financial Officer and Co-Founder of MagneGas Corporation from 2007 to 2016. Ms. Ingargiola has also served as a board director and audit committee chair for various over-the-counter and Nasdaq companies. Ms. Ingargiola has served as a member of the board of directors and as Audit Committee Chair for Progress Acquisition Corporation since November 2020, as a member of the board of directors and as Audit Committee Chair for AgEagle Aerial Systems since March 2019, and as a member of the board of directors and as Audit Committee Chair for Electra Meccanica since March 2018. Ms. Ingargiola holds a M.B.A. in Health from the University of South Florida and a B.S. in Finance from Boston University. Ms. Ingargiola is qualified to serve on our Board based on her previous roles serving as Chief Financial Officer for multiple companies and extensive experience serving on multiple boards of directors for Nasdaq companies.

Perry Boyle has served as a member of our Board since October 2022. Prior to the Business Combination, he served on the board of directors of Chardan NexTech Acquisition 2 Corporation (“CNTQ”) from August 2021 to October 2022. Previously, Mr. Boyle was with Point72 and its affiliates and predecessors from 2004 through his retirement in March 2020. He helped lead Point72’s launch as a registered investment advisor, raising over $6 billion in external capital. He originally joined S.A.C. Capital Advisors in 2004 as the firm’s first director of research. In January 2013 he became head of equities and, in January 2015, he became head of discretionary investing at Point72. From June 2016 through December 2017 he served as the President and Chief Investment Officer of Stamford Harbor Capital, L.P., a company owned by businessman Steven A. Cohen. He returned to Point72 in January 2018. Prior to joining S.A.C., Mr. Boyle was a founding partner of Thomas Weisel Partners from 1999 until 2004, and a managing director at Alex Brown & Sons from 1992 – 1999. He began his career as an investment banker with Salomon Brothers Inc. Mr. Boyle is a member of the advisory board of the Center for a New American Security, and a director of The US Friends of the International Institute for Strategic Studies (IISS). He was a 2018 and 2019 delegate from the IISS to the Shangri-La Dialogue in Singapore. He is a council member of the Hoover Institution and a Lionel Curtis member of Chatham House. Mr. Boyle currently serves as the Chairman of the BOMA Project, a poverty graduation program for women, youth, and displaced persons in sub-Saharan Africa. He is also the President of the Affordable Housing Coalition of Ketchum, an advocacy organization for workforce housing in Ketchum, Idaho. He received his B.A. in Economics from Stanford University, his M.B.A. from Dartmouth College and a M.A. from the Fletcher School of Law and Diplomacy at Tufts University. Mr. Boyle is qualified to serve on our Board based on his industry leadership and capital markets experience from research to fundraising.

Independent Directors

Our Board has determined that Luisa Ingargiola, Rick Parod, Karina Montilla Edmonds, Brian Nelson, Jonathan Bellows are qualified to serve as independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Dragonfly or any subsidiary of Dragonfly other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Dragonfly or any subsidiary of Dragonfly; and (3) not have participated in the preparation of the financial statements of Dragonfly or any current subsidiary of Dragonfly at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Dragonfly’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Board Committees

Our Board has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

This is our first Annual Meeting of Stockholders since the consummation of the Business Combination. Since October 7, 2022 through December 31, 2022, (i) our Board met two (2) times; (ii) our audit committee of the Board (the “Audit Committee”) met one (1) time; (iii) our compensation committee of the Board (the “Compensation Committee”) met one (1) time; and (iv) our nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) did not meet. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board and inclusive of any such special meetings of the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees).

Audit Committee

The Board has formed an Audit Committee, which currently consists of Luisa Ingargiola, Rick Parod, and Perry Boyle. Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board has determined that Luisa Ingargiola qualifies as an Audit Committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules.

Luisa Ingargiola serves as the chair of the Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee. The functions of the Audit Committee include, among other things:

●	appointing, compensating, oversight, and evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any issues raised by the most recent internal quality-control review;

●	monitoring the rotation of the lead auditor of our independent auditors and consider regular rotation of the accounting firm serving as our independent auditors;

●	at least annually, reviewing relationships or services that may impact the objectivity and independence of the auditors;

●	reviewing our annual and financial statements and reports and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

●	establishing procedures for the receipt, retention and treatment of complaints received by us, regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing our significant risk exposures; and

●	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us. A copy of the Audit Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Compensation Committee

The Board has formed a Compensation Committee which consists of Luisa Ingargiola, Brian Nelson, and Rick Parod, all of whom are independent (as that term is defined under the Nasdaq Marketplace Rules). The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company.

The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of our executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of our Chief Executive Officer and assessing the Chief Executive Officer’s performance against these goals and objectives;

●	making recommendations to our Board regarding the adoption, termination, amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	reviewing and approving the terms of any employment agreements, severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executives;

●	reviewing and discussing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

●	reviewing and recommending to our Board for executive officer development and retention and corporate succession plans.

The composition and function of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

The Compensation Committee has engaged Compensia, Inc. as our independent compensation consultant. In 2022, Compensia, Inc. viewed both executive and director compensation and did not provide us any other services. Compensia, Inc. reported directly to the Compensation Committee and provided guidance on trends in executive and Non-Employee Director compensation, the development of specific executive compensation programs, the composition of our compensation peer group and other matters as directed by the Compensation Committee.

Nominating and Corporate Governance Committee

The Board has formed a Nominating and Corporate Governance Committee, which currently consists of Karina Montilla Edmonds, Brian Nelson and Jonathan Bellows. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors.

The functions of the Nominating and Corporate Governance Committee are expected to include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on our Board;

●	establishing a process for recommendation of director candidates by stockholders and publishing such process annually in our proxy statement;

●	considering nominations by stockholders of candidates for election to our Board;

●	annually reviewing the composition and organization of our Board’s committees and making recommendations to our Board for approval;

●	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles; and

●	reviewing annually the Nominating and Corporate Governance committee charter.

The composition and function of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq’s rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board assesses potential candidates to fill the perceived needs on our Board for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of Dragonfly at 1190 Trademark Drive, #108, Reno, Nevada 89521. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Board Leadership Structure and Role in Risk Oversight

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Dragonfly and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Hoffman, as our President, Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Dragonfly and our business. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s risk strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s) Held with Dragonfly	Officer Since:
Dr. Denis Phares	51	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board
Tyler Bourns	34	Chief Marketing Officer
Wade Seaburg	43	Chief Revenue Officer

Dr. Denis Phares, see Dr. Phares’ biography under “Current Class C Directors” above.

Tyler Bourns has served as our Chief Marketing Officer since November 2022. Prior to the Business Combination, Mr. Bourns served as the Senior Vice President of Marketing of Legacy Dragonfly from December 2021 through October 2022. Previously, Mr. Bourns was the owner and served as the President of Bourns Productions Inc., a video production and marketing company focused on content creation, messaging and strategy for various brands across multiple industries, for twelve years. During his time at Bourns Productions Inc., he oversaw the day-to-day business of the company, worked closely with clients and provided hands on service in the creation of video, photography and graphic content, including for Legacy Dragonfly for the marketing of our Battle Born Batteries brand. In 2018, he was awarded the AAF Reno Ad Person of the Year. A three-time Emmy Award Winner, he has produced and filmed thought-leading content for companies such as Panasonic, GE Energy and Terrasmart. Mr. Bourns has also served on the Board of Directors for the Cordillera International Film Festival since its inception in 2018.

Wade Seaburg has served as our Chief Revenue Officer since November 2022. Prior to the Business Combination, Mr. Seaburg served as an outside contractor for Legacy Dragonfly from December 2018 through May 2021 and as the Director of Outside Sales and Business Development of Legacy Dragonfly from June 2021 through October 2022. Previously, Mr. Seaburg served as a senior account representative within the Distribution Manufactured Structures Division at WESCO International, Inc. (“WESCO”) (NYSE: WCC) from February 2004 to April 2016. After Mr. Seaburg’s time with WESCO, he served as the founder and president of Structure Sales, a company focused on representing industry-leading suppliers to OEMs in the RV and Marine markets, from May 2016 to May 2021. Mr. Seaburg graduated from Purdue University in May 2002 with a B.A. in Industrial Engineering. After graduating from Purdue, Mr. Seaburg completed the Eaton Corporation’s (NYSE: ETN) distinguished Technical Sales Training Program.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which are described in the section entitled “Executive Compensation,” we have had the following transactions or series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Agreements with Directors and Officers

Arrangements with John Marchetti

As an inducement to hire Mr. John Marchetti as our Chief Financial Officer in September 2021, we loaned Mr. Marchetti $350,000 to repay amounts owed by him to his former employer and entered into a related promissory note with a maturity of March 1, 2026 (the “2021 Note”). In consideration of the Business Combination and our obligations as a publicly traded company, we forgave all amounts owed under the 2021 Note effective March 2022. On August 20, 2023, upon mutual agreement between the Company and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer. Mr. Marchetti has continued in the role of Senior Vice President, Operations. In connection with Mr. Marchetti’s resignation, on August 20, 2023, our Board appointed Denis Phares, our President, Chief Executive Officer, and Chairman of our Board, to succeed Mr. Marchetti as the our Interim Chief Financial Officer.

Separation Agreements

On November 4, 2022, we entered into the Separation Agreement with Mr. Nichols that became effective and fully irrevocable on November 2, 2022. Pursuant to the Separation Agreement, Mr. Nichols received a cash payment of $100,000 in one installment in December 2022 and is entitled to receive a cash payment of $1,000,000 in 24 monthly installments commencing in December 2022. Mr. Nichols’ outstanding equity awards granted by us will fully vest and, in the case of options, will be exercisable for 12 months following his termination date. The Separation Agreement also provides that we will pay a portion of Mr. Nichols’ premiums to continue participation in our health insurance plans for up to 18 months following his termination. The Separation Agreement includes a general release of claims by Mr. Nichols and certain restrictive covenants in favor of us, including non-competition and non-solicitation covenants for 12 months following his termination date.

On April 26, 2023, we entered into a separation and release of claims agreement with our Chief Legal Officer Nicole Harvey. As consideration for her execution of the agreement, we agreed to pay her wages and benefits across 24 monthly payments commencing on June 1, 2023, and all outstanding equity-based compensation awards to become fully vested and exercisable. She had three months from her termination date to exercise the outstanding options. The three-month period ended on July 26, 2023 in which the options were not exercised and the options were forfeited as a result.

Promissory Note with Brian Nelson

On March 5, 2023, we issued the unsecured promissory note (the “2023 Note”) in the principal amount of $1.0 million to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The 2023 Note became due and payable in full on April 1, 2023. We were also obligated to pay a Loan Fee of $100,000 to Mr. Nelson on April 4, 2023. We paid the Principal Amount and the Loan Fee in full on April 1, 2023 and April 4, 2023, respectively.

Indemnification Agreements

We entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles of Incorporation (the “Articles of Incorporation” or “Charter”) and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by a director or executive officer in generally any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Business Combination Agreements

On October 7, 2022 (the “Closing Date”), CNTQ and Legacy Dragonfly consummated the merger (the “Closing”) pursuant to the Agreement and Plan of Merger, dated as of May 15, 2022 (as amended, the “Business Combination Agreement”), by and among CNTQ, Bronco Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CNTQ (“Merger Sub”), and Legacy Dragonfly. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Dragonfly (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Legacy Dragonfly continuing as the surviving corporation in the Merger and as our wholly owned subsidiary. In connection with the Business Combination, CNTQ changed its name to Dragonfly Energy Holdings Corp.

This section describes the material provisions of certain additional agreements entered into pursuant to Business Combination, but does not purport to describe all of the terms thereof.

Amended Registration Rights Agreement

In connection with the Closing, CNTQ, the Sponsor and certain other CNTQ shareholders parties thereto (collectively, the “Insiders”), Legacy Dragonfly, and certain Legacy Dragonfly stockholders entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”). Pursuant to the Amended Registration Rights Agreement, the Insiders and the undersigned parties listed thereto were provided the right to demand registrations, piggy-back registrations and shelf registrations with respect to Registrable Securities (as defined in the Amended Registration Rights Agreement).

Private Placement

Pursuant to the subscription agreement, dated as of May 15, 2022 (the “Subscription Agreement”) by and between Chardan and the Sponsor, the Sponsor agreed to purchase, and Chardan agreed to sell to the Sponsor, an aggregate of 500,000 shares of CNTQ common stock (“CNTQ Common Stock”) for gross proceeds Chardan to Chardan of $5 million in a private placement. On September 28, 2022, the Sponsor and Chardan Capital Markets LLC, a New York limited liability company (“CCM”), entered into an assignment, assumption and joinder agreement, pursuant to which the Sponsor assigned all of the Sponsor’s rights, benefits and obligations under the Subscription Agreement to CCM.

Under the Subscription Agreement, the number of shares of CNTQ Common Stock that CCM was obligated to purchase was to be reduced by the number of shares of CNTQ Common Stock that CCM purchased in the open market, provided that such purchased shares were not redeemed, and the aggregate price to be paid under the Subscription Agreement was to be reduced by the amount of proceeds received by us because such shares are not redeemed. During the week of September 26, 2022, CCM acquired in the open market 485,000 shares of common stock, at purchase prices per share ranging from $10.33 to $10.38 (such shares, the “Purchased Shares”). In accordance with the Offset (as defined in the Subscription Agreement), the aggregate purchase price that CCM was obligated to pay under the Subscription Agreement was reduced from $5 million to zero and the aggregate number of shares of common stock that CCM was obligated to purchase under the Subscription Agreement was reduced from 500,000 shares to an aggregate of 15,000 shares of common stock. The Purchased Shares were not redeemed, resulting in (i) our receipt of $5,016,547 from the Trust Account (based on a per share redemption price of $10.34) and (ii) a reduction in CCM’s purchase commitment under the Subscription Agreement to zero in accordance with the Offset. At the Closing, we issued an additional 15,000 shares to CCM pursuant to the terms of the Subscription Agreement.

Debt Financing

Term Loan Agreement

Consistent with the commitment letter (the “Debt Commitment Letter”) dated May 15, 2022 by and between Chardan and Legacy Dragonfly, CCM Investments 5 LLC, an affiliate of CCM LLC (“CCM 5”, and in connection with the Term Loan, the “Chardan Lender”), and EICF Agent LLC (“EIP” and, collectively with the Chardan Lender, the “Initial Term Loan Lenders”), in connection with the Closing, Chardan, Legacy Dragonfly and the Initial Term Loan Lenders entered into the Term Loan, Guarantee and Security Agreement (the “Term Loan Agreement”) setting forth the terms of a senior secured term loan facility in an aggregate principal amount of $75 million (the “Term Loan”). The Chardan Lender backstopped its commitment under the Debt Commitment Letter by entering into a backstop commitment letter, dated as of May 20, 2022 with a certain third-party financing source the (“Backstop Lender” and collectively with EIP, the “Term Loan Lenders”), pursuant to which the Backstop Lender committed to purchase from the Chardan Lender the aggregate amount of the Term Loan held by the Chardan Lender (the “Backstopped Loans”) immediately following the issuance of the Term Loan on the Closing Date. Pursuant to an assignment agreement, the Backstopped Loans were assigned by CCM 5 to the Backstop Lender on the Closing Date.

Pursuant to the terms of the Term Loan Agreement, the Term Loan was advanced in one tranche on the Closing Date. The Term Loan amortizes in the amount of 5% per annum beginning 24 months after the Closing Date and matures on the fourth anniversary of the Closing Date. The Term Loan accrues interest (i) until April 1, 2023, at a per annum rate equal to the adjusted SOFR plus a margin equal to 13.5%, of which 7% will be payable in cash and 6.5% will be paid in-kind, (ii) thereafter until October 1, 2024, at a per annum rate equal to adjusted SOFR plus 7% payable in cash plus an amount ranging from 4.5% to 6.5%, depending on the senior leverage ratio of the consolidated company, which will be paid-in-kind and (iii) at all times thereafter, at a per annum rate equal to adjusted SOFR plus a margin ranging from 11.5% to 13.5% payable in cash, depending on the senior leverage ratio of the consolidated company. In each of the foregoing cases, adjusted secured Overnight Financing Rate (“SOFR”) will be no less than 1%.

Pursuant to the Term Loan Agreement, the obligations of Legacy Dragonfly are guaranteed by us and will be guaranteed by any of Legacy Dragonfly’s subsidiaries that are party thereto from time to time as guarantors. In addition, we entered into a pledge agreement pursuant to which we pledged to Alter Domus (US) LLC, as administrative agent for the lenders (the “Administrative Agent”) our equity interests in Legacy Dragonfly as further collateral security for the obligations under the Term Loan Agreement (the “Pledge Agreement”).

The Term Loan Agreement also contains affirmative and restrictive covenants and representations and warranties. The Term Loan Agreement contains financial covenants requiring the credit parties to (a) maintain minimum liquidity (generally, the balance of unrestricted cash and cash equivalents in our account that is subject to a control agreement in favor of the Administrative Agent) of at least $10,000,000 as of the last day of each fiscal month commencing with the fiscal month ending December 31, 2022, (b) if the daily average liquidity for any fiscal quarter ending on December 31, 2022, March 31, 2023, June 30, 2023, or September 30, 2023 is less than $17,500,000 and for each fiscal quarter thereafter (commencing with the fiscal quarter ending December 31, 2023), maintain a senior leverage ratio (generally, aggregate debt minus up to $500,000 of unrestricted cash of the credit parties divided by consolidated EBITDA for the trailing twelve month period just ended) of not more than 6.75 to 1.00 for fiscal quarters ending December 31, 2022 to March 31, 2023, 6.00 to 1.00 for fiscal quarters ending June 30, 2023 to September 30, 2023, 5.00 to 1.00 for fiscal quarters ending December 1, 2023 to March 31, 2024, 4.00 to 1.00 for fiscal quarters ending June 30, 2024 to September 30, 2024, 3.25 to 1.00 for fiscal quarters ending December 31, 2024 to March 31, 2025, and 3.00 to 1.00 for fiscal quarters ending June 30, 2025 and thereafter, (c) if liquidity is less than $15,000,000 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2022), maintain a fixed charge coverage ratio for the trailing four fiscal quarter period of no less than 1.15:1.00 as of the last day of such fiscal quarter, and (d) if consolidated EBITDA is less than $15,000,000 for any trailing twelve month period ending on the last day of the most recently completed fiscal quarter, cause capital expenditures to not exceed $500,000 for the immediately succeeding fiscal quarter (subject to certain exceptions set forth in the Term Loan Agreement).

On March 29, 2023 and September 29, 2023, we obtained waivers from our Administrative Agent and Term Loan Lenders of our failures to satisfy the fixed charge coverage ratio and maximum senior leverage ratio with respect to the minimum cash requirements under the Term Loan during the quarters ended March 31, 2023 and September 30, 2023, respectively.

Warrant Agreements

In connection with the entry into the Term Loan Agreement, and as a required term and condition thereof, we issued (i) penny warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 2,593,056 shares at an exercise price of $0.01 per share, which was equal to approximately 5.6% of common stock calculated on an agreed fully diluted outstanding basis on the issuance date (the “Penny Warrants”) and (ii) warrants to the Term Loan Lenders under the Term Loan exercisable to purchase 1,600,000 shares of our common stock at an exercise price of $10.00 per share (the “$10 Warrants”). The $10 Warrants were exercised on a cashless basis on October 10, 2022, in which we agreed to issue 457,142 shares of common stock in connection with such exercise. The Penny Warrants have an exercise period of 10 years from the date of issuance. The $10 Warrants have been exercised in full and are no longer outstanding.

The Penny Warrants have specified anti-dilution protection against subsequent equity sales or distributions at below $10 per share of common stock, subject to exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of the Closing Date, issuances pursuant to agreements in effect as of the Closing Date, issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions and issuances pursuant to any public equity offerings. In addition, no anti-dilution adjustment will be made with respect to issuances of common stock pursuant to our $150 million ChEF Equity Facility (as defined herein) (or replacement thereof) sold at a per share price above $5.00. As of October    , 2023, there were        shares of our common stock issuable upon the exercise of the Penny Warrants.

The shares issuable upon exercise of the Penny Warrants, and the shares issued upon exercise of the $10 Warrants have customary registration rights, which are contained in the respective forms of the Penny Warrants and the $10 Warrants, requiring us to file and keep effective a resale registration statement registering the resale of the shares of common stock underlying the Penny Warrants and the $10 Warrants.

ChEF Equity Facility

Consistent with the equity facility letter agreement between Legacy Dragonfly and CCM 5, we and CCM we entered into a purchase agreement (the “Purchase Agreement”) and a Registration Rights Agreement with CCM in connection with the Closing. In addition, we appointed LifeSci Capital, LLC as “qualified independent underwriter” with respect to the transactions contemplated by the Purchase Agreement.

Pursuant to, on the terms of, and subject to the satisfaction of the conditions in the Purchase Agreement, including the filing and effectiveness of a registration statement registering the resale by CCM of the shares of common stock issued to it under the Purchase Agreement, we have the right from time to time at our option to direct CCM to purchase an amount of shares of common stock, up to a maximum aggregate purchase price of $150 million, over the term of the equity facility (the “ChEF Equity Facility”). As of October 20, 2023, we have sold            shares under the ChEF Equity Facility for aggregate net proceeds to us of $              .

June 2023 Offering

On June 20, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters (the “Underwriters”) and CCM, as an additional bookrunner, pursuant to which we sold to the Underwriters, in a firm commitment underwritten public offering (the “June 2023 Offering”), an aggregate of (i) 10,000,000 shares of our common stock, par value $0.0001, and (ii) accompanying warrants to purchase up to 10,000,000 shares of common stock (the “Investor Warrants”), at the combined public offering price of $2.00 per share and accompanying Investor Warrant, less underwriting discounts and commissions, and (iii) warrants to purchase up to an aggregate of 570,250 shares of common stock (the “Underwriters’ Warrants”). In addition, we granted the Underwriters a 45-day over-allotment option to purchase up to an additional 1,500,000 shares of common stock and/or Investor Warrants to purchase up to an aggregate of 1,500,000 shares of common stock at the public offering price per security, less underwriting discounts and commissions.

The Investor Warrants are exercisable for five years from the closing date of the June 2023 Offering, have an exercise price of $2.00 per share and are immediately exercisable. In the event of certain fundamental transactions, holders of the Investor Warrants will have the right to receive the Black Scholes Value (as defined in the Investor Warrants) of their Investor Warrants calculated pursuant to the formula set forth in the Investor Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of common stock. The Underwriters’ Warrants are exercisable upon issuance and will expire on June 20, 2028. The initial exercise price of the Underwriters’ Warrants is $2.50 per share, which equals 125% of the per share public offering price in the June 2023 Offering. As part of the June 2023 Offering, the Underwriters partially exercised their over-allotment option in the amount of 1,405,000 shares of common stock and Investor Warrants to purchase 1,405,000 shares of common stock. The June 2023 Offering closed on June 22, 2023. The aggregate net proceeds from this offering, including the partial overallotment option, was approximately $21.1 million.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Business Conduct and Ethics is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Related Person Transactions Policy

Our Board adopted a written Related Person Transactions Policy on October 7, 2022 (the “Policy”) that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries, if any) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to us as an employee or director will not be considered related person transactions under the Policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

Under the Policy, any related person, or any director, officer or employee of ours who knows of the transaction, must report the information regarding the proposed related person transaction to our Chief Financial Officer and chairperson of the Audit Committee for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the nature of the related person’s interest in the transaction;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties.

All related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. No director or member of our Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of our Audit Committee.

All of the transactions entered into since the adoption of the Policy have been approved by our Audit Committee.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Dragonfly and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of Dragonfly at 1190 Trademark Drive, #108, Reno Nevada 89521. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and person who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. On August 30, 2023, Karina Montilla Edmonds filed a Form 4 reporting purchases of common stock of the Company from the open market that occurred on October 25, 2022 and February 23, 2023. Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) filed electronically with the SEC by our executive officers and directors owning more than 10% of our common stock and upon any written representations received from the executive officers and directors, other than as described above, to our knowledge we believe that all other Section 16(a) filing requirements were met timely in fiscal year 2022.

EXECUTIVE COMPENSATION

The Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended December 31, 2022, the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal years ended December 31, 2022 and December 31, 2021, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2022 for services rendered in all capacities to us for the fiscal year ended December 31, 2022. These individuals are our named executive officers for the fiscal year 2022.

						Non-Equity	Non-Qualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)
Dr. Denis Phares	2022	682,000	806,207	1,531,545	—	—	—	—	3,019,752
Chief Executive Officer	2021	579,593	362,137	—	—	—	—	22,234	963,964
Sean Nichols (5)	2022	598,462	655,587	—	—	—	—	157,693	1,411,742
Former Chief Operating Officer	2021	579,593	362,137	—	—	—	—	20,244	961,974
John Marchetti (6)	2022	316,153	769,366	645,998	—	—	—	11,057	1,742,574
Former Chief Financial Officer	2021	91,154	82,000	—	399,999	—	283,249	—	856,402
Nicole Harvey (7)	2022	242,461	80,000	561,000	—	—	—	—	883,461
Former Chief Legal Officer	2021	66,346	25,000	—	341,621	—	—	—	432,967

(1)	The amounts reported in this column represent discretionary bonuses awarded to each executive for performance during the fiscal years ended December 31, 2022 and December 31, 2021.

(2)	The amounts reported in this column reflect the grant date fair value of restricted stock awards granted to the NEOs for performance during the fiscal year ended December 31, 2022 under the 2022 Plan (as defined below) and are accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-11 of our Notes to Consolidated Financial Statements included in our fiscal year ended 2022 10-K for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amounts reported in this column reflect the grant date fair value of stock option awards granted to the NEOs during 2021 under our stock incentive plans and are accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-11 of our Notes to Consolidated Financial Statements included in our fiscal year ended 2022 10-K for a discussion of the relevant assumptions used in calculating these amounts.

(4)	This amount reflects our matching contribution to the executive’s account under our 401(k) plan.

(5)	On November 4, 2022, we announced that Mr. Nichols would be stepping down as our Chief Operating Officer on November 7, 2022.

(6)	Mr. Marchetti commenced employment as our Chief Financial Officer on September 6, 2021. On August 20, 2023, Mr. Marchetti resigned as our Chief Financial Officer and is continuing with us as the Senior Vice President of Operations.

(7)	Ms. Harvey’s employment with us ended on April 26, 2023.

Executive Employment Agreements

We have entered into employment agreements, dated as of October 11, 2022 with each of Dr. Phares and Mr. Marchetti. Each agreement provides for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of non-renewal by either party. Each agreement also provides for the executive to receive an annual base salary (Dr. Phares — $622,000; Mr. Marchetti — $370,000) and to be eligible for an annual bonus of up to a specified percentage of the executive’s base salary (Dr. Phares — 100%; Mr. Marchetti — 63%). The executive is generally eligible for an annual bonus only if he remains employed with us through the date the bonus is paid (or if the executive’s employment terminates due to his or disability during the year). The executive is also eligible to receive a long-term incentive award each fiscal year with a grant-date value not less than a dollar amount specified in the agreement (Dr. Phares — $1,532,000; Mr. Marchetti — $646,000), with the terms and conditions of each such award to be determined by the Compensation Committee. Each agreement also includes non-competition and non-solicitation covenants that apply for 12 months following the executive’s termination of employment, and certain confidentiality and other covenants.

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement) and other than a termination in connection with a change in control as described below, the executive would be entitled to receive (i) cash severance equal to 1.5 times the executive’s annual base salary (in the case of Dr. Phares) or 1.0 times the executive’s annual base salary (in the case of Mr. Marchetti), payable in installments over two years following the termination date, (ii) reimbursement of monthly COBRA premiums for the executive and his dependents for up to 18 months (in the case of Dr. Phares) or 12 months (in the case of Mr. Marchetti), and (iii) vesting in full of any time-based equity awards granted by us to the executive (with any performance-based awards to remain eligible to vest following termination if the applicable performance conditions are satisfied). In such circumstances, Dr. Phares would also be entitled to receive payment of 1.5 times the annual bonus he would have received for the fiscal year in which his termination occurs, pro-rated to reflect the portion of the fiscal year he was employed prior to his termination.

If, during the period commencing three months before a change in control of the Company and ending 12 months after a change in control, the executive’s employment is terminated by us without cause (or as a result of us not renewing the term of the agreement) or by the executive for good reason, the executive would be entitled to receive the severance benefits described in the preceding paragraph (except that the cash severance would be 1.5 times the executive’s base salary for Mr. Marchetti, the severance in each case would be payable in a lump sum rather than installments, and the pro-rated bonus provision for Dr. Phares described above would not apply). In addition, the executive’s outstanding stock options granted by us would fully vest and be exercisable for the remainder of the term of the option. In the event any of the executive’s benefits under the agreement would be subject to an excise tax as a “parachute payment” under U.S. tax laws, the executive would be entitled to an additional payment equal to the sum of the excise tax and any additional amount necessary to put the executive in the same after-tax position as if no excise tax has been imposed.

In each case, the executive’s right to receive the severance benefits described above is subject to his or her providing a release of claims to us and his or her continued compliance with the restrictive covenants in favor of us in the agreement.

On November 4, 2022, we announced that Sean Nichols, our Chief Operating Officer, would be stepping down to pursue other interests. His last day of employment was November 7, 2022. We have entered into a separation and release agreement (the “Separation Agreement”) with Mr. Nichols that became effective and fully irrevocable on November 2, 2022. Pursuant to the Separation Agreement, Mr. Nichols received a cash payment of $100,000 in one installment in December 2022 and will receive a cash payment of $1,000,000 in 24 monthly installments commencing in December 2022. Mr. Nichols’ outstanding equity awards granted by us will fully vest and, in the case of options, will be exercisable for 12 months following his termination date. The Separation Agreement also provides we will pay a portion of Mr. Nichols’ premiums to continue participation in our health insurance plans for up to 18 months following his termination. The Separation Agreement includes a general release of claims by Mr. Nichols and certain restrictive covenants in favor of us, including non-competition and non-solicitation covenants for 12 months following his termination date.

On February 24, 2023, we entered into an amended and restated employment agreement with Mr. Marchetti to provide that Mr. Marchetti will receive a minimum annual bonus of $175,000 for the fiscal year ending December 31, 2023. All other terms of the amended and restated Agreement remain the same as the original agreement.

We previously entered into an employment agreement, dated as of October 11, 2022 with Ms. Harvey. The agreement provided for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of non-renewal by either party. The agreement also provided for Ms. Harvey to receive an annual base salary of $334,000. The agreement also included non-competition and non-solicitation covenants that apply for 12 months following Ms. Harvey’s termination of employment, and certain confidentiality and other covenants.

On April 26, 2023, Ms. Harvey’s employment with us ended and her employment agreement was deemed terminated as of that date by us without cause for purposes of determining severance thereunder. As a result, Ms. Harvey is entitled to receive (i) cash severance equal to 2 times her annual base salary, payable in installments over two years following the termination date, (ii) reimbursement of monthly COBRA premiums for the executive and her dependents for up to 12 months, and (iii) vesting in full of any time-based equity awards granted by us to Ms. Harvey. If, during the period commencing three months before a change in control of the Company and ending 12 months after a change in control, the executive’s employment is terminated by us without cause (or as a result of us not renewing the term of the agreement), Ms. Harvey would be entitled to receive the severance benefits described in the preceding sentence. In addition, Ms. Harvey’s outstanding stock options granted by us would fully vest and be exercisable for the remainder of the term of the option. In the event any of Ms. Harvey’s benefits under the agreement would be subject to an excise tax as a “parachute payment” under U.S. tax laws, the executive would be entitled to an additional payment equal to the sum of the excise tax and any additional amount necessary to put the executive in the same after-tax position as if no excise tax has been imposed. Ms. Harvey’s right to receive the severance benefits described above was subject to her providing a release of claims to us and remains subject to her continued compliance with the restrictive covenants in favor of us in the agreement. Ms. Harvey had three months from her date of termination to exercise her outstanding options. The three-month period ended on July 26, 2023 in which the options were not exercised and the options were forfeited as a result.

On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer. Mr. Marchetti will continue in the role of Senior Vice President, Operations. In connection with Mr. Marchetti’s resignation, on August 20, 2023, the Board appointed Denis Phares, our President, Chief Executive Officer, and Chairman of the Board, to succeed Mr. Marchetti as our Interim Chief Financial Officer. Dr. Phares will continue his duties as President, Chief Executive Officer, and Chairman of the Board. We intend to commence a search for a full time Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2022.

	Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) un-exercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price (US$)	Option expiration date
Dr. Denis Phares	118,208		59,108	(1)	—	0.32	December 5, 2029
Sean Nichols	—		250,000	(1)	—	0.32	November 7, 2023
John Marchetti	93,587	(2)	142,831		—	2.89	September 13, 2031
Nicole Harvey	51,497		57,257			2.89	October 22, 2031

(1)	The unvested portion of this option vests in 20 monthly installments from January 12, 2022 and August 12, 2023.
(2)	The unvested portion of this option vests as to 25% of the option on September 10, 2022 and as to 75% of the option in 36 monthly installments from October 10, 2022 through September 10, 2025.

Equity Grants

During 2021, Mr. Marchetti received an option to purchase 200,000 shares of our common stock at a price of $3.41 per share. This option was granted under the Legacy Dragonfly 2021 Stock Incentive Plan and vests as to 25% of the option on the first anniversary of the vesting start date established by our Board for the option and as to the remaining 75% of the option in monthly installments over the three-year period thereafter, subject to Mr. Marchetti’s continued service with us through the applicable vesting date.

For services performed during the year ended December 31, 2022, on February 10, 2023, Dr. Phares was granted 204,266 restricted stock units (“RSUs”), Mr. Marchetti was granted 86,133 RSUs, and Ms. Harvey was granted 74,800 RSUs. Each grant vested in full on the date of grant.

Equity Incentive Plans

As of the Closing, our employees, consultants and directors held outstanding stock options for the purchase of up to 3,100,524 shares of our common stock. Those options were granted under the Dragonfly Energy Corp. 2019 Stock Incentive Plan (the “2019 Plan”) and the Dragonfly Energy Corp. 2021 Stock Incentive Plan (the “2021 Plan”). As of the Closing, these options were vested with respect to 2,262,091 shares and were unvested with respect to 838,433 shares. The exercise prices of these options ranged from $0.37 per share to $4.08 per share and each of those options had a maximum term of 10 years from the applicable date of grant.

The following sections provide more detailed information concerning our benefit plans and, with respect to our equity compensation plans, the shares that are available for future awards under these plans. Each summary below is qualified in its entirety by the full text of the relevant plan document, which has been filed with the Securities and Exchange Commission as an exhibit to the Form S-1 Registration Statement of which this prospectus is a part and is available through the Securities and Exchange Commission’s internet site at http://www.sec.gov.

2019 Plan and 2021 Plan

Prior to the Business Combination, we maintained the 2019 Plan and the 2021 Plan. Under the 2019 Plan and 2021 Plan, we were generally authorized to grant options and other equity awards to our employees, directors, officers and consultants and those of our subsidiaries. Options under these plans are either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or nonqualified stock options. All options granted under the plans expire no later than ten years from their date of grant. No new awards may be granted under the 2019 Plan or the 2021 Plan following the Business Combination.

Our Compensation Committee administers the 2019 Plan and the 2021 Plan. As is customary in incentive plans of this nature, the number of shares subject to outstanding awards under these plans and the exercise prices of those awards, are subject to adjustment in the event of changes in our capital structure, reorganizations and other extraordinary events. In the event of a change in control, the relevant plan administrator may provide for outstanding options to either be assumed by the acquirer or successor entity or, if not assumed, to be cancelled upon the transaction. Such adjustments were made to each of the then-outstanding options under the 2019 Plan and the 2021 Plan upon the Closing.

Our Board may amend or terminate the 2019 Plan and the 2021 Plan at any time. The 2019 Plan and the 2021 Plan require that certain amendments as specified in each respective plan be submitted to stockholders for their approval.

2022 Equity Incentive Plan

We maintain the 2022 Equity Incentive Plan (the “2022 Plan”) for purposes of granting equity-based awards to attract, motivate, retain and reward selected employees and other eligible persons. Our Board administers the 2022 Plan. The 2022 Plan administrator has broad authority to (without limitation):

●	select participants and determine the types of awards that they are to receive;
●	determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;
●	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;
●	construe and interpret the terms of the 2022 Plan and any agreements relating to the 2022 Plan;
●	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;
●	subject to the other provisions of the 2022 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and
●	allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize or any other form permitted by law.

A total of 2,785,950 shares of our common stock have been initially authorized for issuance with respect to awards granted under the 2022 Plan. To the extent awards granted under the 2019 Plan and 2021 Plan are terminated or forfeited after the Business Combination without shares being issued, the shares subject to such terminated or forfeited awards will be available for issuance under the 2022 Plan. The share limit will also automatically increase on the first trading day in January of each year by an amount equal to lesser of (1) 4% of the total number of outstanding shares of our common stock on December 31 in the prior year, or (2) such number as determined by our Board. The total number of shares that may be issued pursuant to incentive stock options granted under the 2022 Plan is 6,571,800 shares. Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, or otherwise fail to vest, will become available for other award grants under the 2022 Plan. As of October       , 2023,        awards have been granted under the 2022 Plan, and      shares authorized under the 2022 Plan are available for award purposes.

Awards under the 2022 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards. Awards under the 2022 Plan generally will not be transferable other than by will or the laws of descent and distribution, except that the 2022 Plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock or incentive stock option grants to any 10% owner of our common stock, on the date of grant. The maximum term of options and stock appreciation rights granted under the 2022 Plan is 10 years. These and other awards may also be issued solely or in part for services. Awards are generally paid in cash or shares of our common stock. The 2022 Plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2022 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In no case (except due to an adjustment referred to above or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2022 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per-share exercise or base price of the award.

Generally, and subject to limited exceptions set forth in the 2022 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of its assets, all awards then-outstanding under the 2022 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the 2022 Plan administrator provides for the assumption, substitution or other continuation of the award. The 2022 Plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2022 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our Board may amend or terminate the 2022 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The 2022 Plan is not exclusive — our Board and Compensation Committee may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The 2022 Plan will terminate on May 13, 2032. However, the 2022 Plan administrator will retain its authority until all outstanding awards are exercised or terminated.

Employee Stock Purchase Plan

We maintain the Employee Stock Purchase Plan (the “ESPP”) to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock. The ESPP is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Share Reserve. A total of 2,464,400 shares of our common stock have been initially authorized for issuance under the ESPP. The share limit will automatically increase on the first trading day in January of each year by an amount equal to lesser of (1) 1% of the total number of outstanding shares of our common stock on December 31 in the prior year, (2) 1,500,000 shares, and (3) such number as determined by our Board.

Offering Periods. The initial offering period for the ESPP commenced on September 1, 2023. We currently expect that the ESPP will have a series of successive six-month offering periods. However, the ESPP provides flexibility for the plan administrator to establish, in advance of a particular offering period, a different duration for that offering period (not less than three months nor greater than 27 months) or for that offering period to consist of one or more purchase periods.

Eligible Employees. Individuals, other than the Company’s executive officers, scheduled to work more than 20 hours per week for more than five calendar months per year may join an offering period on the start date of that period. Employees may participate in only one offering period at a time.

Payroll deductions. A participant may contribute up to 15% of his or her cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. Unless otherwise provided in advance by the plan administrator, the purchase price per share will be equal to 85% of the fair market value per share on the start date of the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date. In no event may any participant purchase more than 5,000 shares on any purchase date. Change in Control (as defined in the ESPP). If we are acquired by merger or sale of all or substantially all of our assets or more than 50% of our voting securities, then all outstanding purchase rights will automatically be exercised on or prior to the effective date of the acquisition, unless the plan administrator provides for the rights to be settled in cash or exchanged or substituted on the transaction. Unless otherwise provided in advance by the plan administrator, the purchase price will be equal to 85% of the market value per share on the start date of the offering period in which the acquisition occurs or, if lower, 85% of the fair market value per share on the purchase date.

Other plan provisions. No new offering periods will commence on or after May 13, 2032. The Board may at any time amend, suspend or discontinue the ESPP. However, certain amendments may require stockholder approval.

DIRECTOR COMPENSATION

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements, and accountability of the directors.

The following table sets forth director compensation for the fiscal year ended December 31, 2022 paid by us (excluding compensation to our named executive officers set forth in the summary compensation table above).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Luisa Ingargiola	23,089	420,000	—	(3)	—	443,089
Brian Nelson	17,247	420,000	245,401	(4)	—	682,648
Rick Parod	13,741	420,000	—		—	433,741
Karina Montilla Edmonds	16,078	420,000	—		—	436,078
Perry Boyle	13,741	420,000	—		—	433,741
Jonathan Bellows	13,741	420,000	—		—	433,741

(1)	For our fiscal year ended December 31, 2022, our directors were paid a $13,741 annual retainer, an additional $4,674 annual retainer for chairing a committee, and an additional retainer of $4,674 for the lead independent director.

(2)	The amount reported in this column reflects the grant date fair value of the stock option and/or RSUs granted to the Non-Employee Directors during the year ended December 31, 2022 under the 2022 Plan as described above and is accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-11 of our Notes to Consolidated Financial Statements included in our Annual Report. As of December 31, 2022, each Non-Employee Director held 30,000 unvested RSUs.

(3)	The aggregate number of shares of common stock underlying stock options and unvested RSUs outstanding as of December 31, 2022 held by Ms. Ingargiola was 127,521.

(4)	The stock option awards to purchase 70,925 shares of our common stock were granted to Mr. Nelson on May 9, 2022 and vest in 36 equal monthly installments beginning on May 15, 2022.

Defined Contribution Plans

As part of our overall compensation program, we provide all full-time employees, including each of the NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Our current practice is to match 100% of an employee’s contributions to the plan up to 4% of the employee’s compensation.

Director Compensation

In connection with the Closing, we adopted a director compensation policy that provides for cash and equity compensation for members of our Board who are not employed by us or any of our subsidiaries (our “Non-Employee Directors”). The director compensation policy provides that each Non-Employee Director is entitled to receive the following cash compensation for board service, as applicable:

●	$58,800 annual retainer for service as a member of the Board;
●	$20,000 additional annual retainer for service as Lead Independent Director; and
●	$20,000 additional annual retainer for service as Chair of the Audit Committee, $15,000 additional annual retainer for service as Chair of the Compensation Committee, and $10,000 additional annual retainer for service as Chair of the Nominating and Corporate Governance Committee.

Under the director compensation policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors must attend at least 75% of all meetings of the Board and all meetings of each committee on which the director sits to be eligible to receive any of the retainers specified above. These annual retainers are paid on a quarterly basis and pro-rated if the director commences service in the applicable position after the start of a fiscal quarter.

Our Board also has discretion under the director compensation policy to grant Non-Employee Directors equity-based awards under our 2022 Plan (or any successor equity compensation plan approved by our stockholders). It is currently expected that Non-Employee Directors will receive an award of options or RSUs with a value of $300,000 upon their initial appointment to our Board and an award of options or restricted stock units with a value of $100,000 on an annual basis thereafter. For each award, our Board will determine at the time of grant the methodology for converting the foregoing dollar amounts to shares and the vesting schedule. Our Board may approve other grants of equity-based awards to Non-Employee Directors from time to time, on such terms as the Board may determine and subject to the applicable provisions of our equity compensation plan then in effect.

Under the director compensation policy, Non-Employee Directors are entitled to reimbursement from us for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other board-related business.

Our Board may change the terms of our director compensation policy from time to time.

Effective on the Closing Date, we granted each of our Non-Employee Directors then serving of the Board (i.e. Jonathan Bellows, Perry Boyle, Karina Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 30,000 restricted stock units under the 2022 Plan that are eligible to vest on the first anniversary of the grant date, subject to the director’s continued service on the Board through the vesting date.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Dragonfly Energy Holdings Corp. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2022.

2.	The Audit Committee has discussed with representatives of BDO USA, P.C., the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.	The Audit Committee has discussed with BDO USA, P.C., the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee of Dragonfly Energy Holdings Corp.

Luisa Ingargiola
Rick Parod
Perry Boyle

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 20, 2023, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Common Stock (3)
5% Holders:
Dynavolt Technology (HK) Ltd. (4)			%
Li Gong (5)			%

Directors and Named Executive Officers:
Denis Phares (6)(7)			%
Sean Nichols (6)(8)			%
Nicole Harvey (9)			%
John Marchetti (10)			%
Luisa Ingargiola (11)			%
Brian Nelson (12)			%
Perry Boyle			%
Jonathan Bellows			%
Rick Parod			%
Karina Montilla Edmonds			%
All executive officers and directors as a group (9 persons)			%

* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Dragonfly Energy Holdings Corp., 1190 Trademark Drive, #108, Reno, Nevada 89521.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of the Record Date and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(3)	Applicable percentage ownership is based on shares of common stock outstanding as of October 20, 2023, together with securities exercisable or convertible into shares of common stock within 60 days of October 20, 2023, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 20, 2023, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Based on the Schedule 13D filed by Dynavolt Technology (HK) Ltd. (“Dynavolt”) on October 12, 2022. The business address of Dynavolt is Flat/Room 02-03 26/F, Bea Tower Millennium City 5, 418 Kwun Tong Road, Kwun Tong, Hong Kong.

(5)	Based on the Schedule 13D filed by Li Gong on October 12, 2022. Includes (i) shares of common stock held on behalf of the SAKURA GRAT, dated February 11, 2021, of which Mr. Gong is a trustee, (ii) shares of common stock on behalf of the LML Family Trust, dated January 14, 2019, of which Mr. Gong is a trustee and (iii) shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 20, 2023. The business address of Mr. Gong is 930 Tahoe Blvd. Suite 802, PMB 860, Incline Village, Nevada 89451.

(6)	Excludes 40,000,000 shares of common stock not yet payable as the earnout contingencies have not yet been met and will not be met within 60 days of October 20, 2023.

(7)	Includes (i) shares held on behalf of the Phares 2021 GRAT dated July 9, 2021, of which Dr. Phares is the trustee, and (ii) shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 20, 2023.

(8)	Based on the Schedule 13D filed by Sean Nichols, our former Chief Operating Officer, on October 12, 2022 and information available to us. Includes shares of common stock held on behalf of the Nichols GRAT I dated June 14, 2021, and shares of common stock held on behalf of the Nichols Living Trust 2015, each of which Mr. Nichols is the trustee. On November 7, 2022, Mr. Nichols resigned from his position as our Chief Operating Officer. Also includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 20, 2023.

(9)	On April 26, 2023, Ms. Harvey’s employment with us ended. Pursuant to her employment agreement with us, she had until July 26, 2023 to exercise all her options. Her outstanding options were not exercised and as a result were forfeited.

(10)	Includes shares of common stock issuable upon the exercise of outstanding stock options exercisable within 60 days of October 20, 2023. On August 20, 2023, Mr. Marchetti resigned as Chief Financial Officer and is continuing with us as Senior Vice President, Operations.

(11)	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 20, 2023.

(12)	Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of October 20, 2023.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 170,000,000 TO 250,000,000

Our Board believes that it is in the best interests of the Company and our stockholders to amend our Articles of Incorporation to increase the number of authorized shares of common stock. Upon consultation with our management, our Board unanimously approved, and unanimously recommends for stockholder approval, the proposal to adopt a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”), to increase the number of authorized shares of common stock from 170,000,000 shares to 250,000,000 shares, each share of common stock having a par value of $0.0001. The form of the text of the amendment (which would be filed with the Nevada Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law). As of the Record Date, there were: (i)             shares of common stock outstanding; (ii)             shares of common stock issuable upon the exercise of stock options outstanding; (iii)           shares of common stock issuable upon the exercise of the private placement warrants that were originally issued in a private placement at the time of  the initial public offering by CNTQ, which closed on August 13, 2021 (the “CNTQ IPO”); (iv)         shares of common stock issuable upon exercise of the public warrants sold as part of the units in the CNTQ IPO; (v)          shares of common stock currently issuable upon the exercise of the Penny Warrants; (vi)              shares of common stock issuable upon the exercise of the Investor Warrants; (vii)             shares of common stock issuable upon the exercise of the Underwriters’ Warrants; (viii) 40,000,000 shares of common stock reserved for future issuance as Earnout Shares; (ix)             shares available for future issuance as awards under the 2022 Plan and the ESPP (and together with the 2022 Plan, the “Plans”); and (x)         shares of common stock reserved for future issuance under the ChEF Equity Facility. The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the amendment would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of the Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada.

The description of the Certificate of Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Certificate of Amendment attached to this proxy statement as Appendix A.

Purpose of the Proposal

The approval of the Certificate of Amendment is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into or exercisable for shares of common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into or exercisable for shares of common stock for other outstanding securities; (v) providing equity incentives pursuant to the Plans, or another plan we may adopt in the future, to attract and retain employees, officers or directors; (vi) utilizing the ChEF Equity Facility; and (vii) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. As is the case with the shares of common stock which are currently authorized but unissued, if the Certificate of Amendment is adopted by the stockholders, the Board will only have authority to issue the additional shares of common stock from time to time without further action on the part of stockholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Certificate of Amendment, because absent the Certificate of Amendment, we may not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.

●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

●	The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Articles of Incorporation to increase our authorized shares of common stock from 170,000,000 shares to 250,000,000 shares.

Approval Required

The approval of this Proposal 2 will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding shares of common stock. Accordingly, abstentions and, in the event that Proposal 2 is deemed “non-routine”, broker non-votes, if any, will have the effect of a vote “AGAINST” this Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 170,000,000 TO 250,000,000.

PROPOSAL 3

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” THE ADOPTION OF PROPOSAL 2 ARE INSUFFICIENT.

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 2 are insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of Proposal 2. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Approval Required

The approval of this Proposal 3 will require the affirmative vote of a majority of the voting power of the total votes cast, represented in person or by proxy, at the Annual Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURMENT OF THE ANNUAL MEETING IF THE VOTES FOR PROPOSAL 2 ARE INSUFFICIENT.

PROPOSAL 4

RATIFICATION OF ACCOUNTANTS

Independent Registered Public Accounting Firm

The Audit Committee of the Board, or the Audit Committee, has appointed BDO USA, P.C. as our independent registered accounting firm for the fiscal year ending December 31, 2023. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm; however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Attendance at Annual Meeting

Representatives of BDO USA, P.C. will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

Fees Billed to the Company in fiscal years 2022 and 2021

The Audit Committee has reappointed BDO USA, P.C. as our registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023. The following is a summary of fees paid by us for professional services rendered by BDO USA, P.C. for the fiscal year ended December 31, 2022 and for the fiscal year ended December 31, 2021.

	2022	2021
Audit fees (1)	$1,277,189	$379,060
Audit related fees (2)	$–	$–
Tax fees (3)	$–	$–
All other fees (4)	$–	$–
Total fees	$1,277,189	$379,060

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)	All other fees consist of fees billed for services not associated with audit or tax.

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by BDO USA, P.C., and the fees to be paid to BDO USA, P.C., in 2022 and 2021 were approved by the Audit Committee.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by us at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were preapproved by the Audit Committee.

Approval Required

The approval of this Proposal 4 will require the affirmative vote of the holders of a majority of the voting power of the total votes cast, represented in person or by proxy, at the Annual Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S independent registered accounting firm FOR THE YEAR ENDING DECEMBER 31, 2023.

ADDITIONAL INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2022 (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Dragonfly Energy Holdings Corp., 1190 Trademark Drive, #108, Reno, Nevada 89521, Attn.: Secretary. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2022 and certain other related financial and business information are contained in our Annual Report, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement and Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Dragonfly Energy Holdings Corp., 1190 Trademark Drive, #108, Reno, Nevada 89521 Attn.: Secretary, or at (775) 622 - 3448. Any stockholder who wants to receive a separate copy of this proxy statement or Annual Report, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Submitting Proxy Proposals and Director Nominations for the 2024 Annual Meeting

Proposals to be Considered for Inclusion in the Company’s 2024 Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2024 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at our principal executive offices, 1190 Trademark Drive, #108, Reno, Nevada 89521, Attn.: Secretary, no later than                    , and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2024 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that stockholders intend to present at the 2024 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders, must be received by the Company at our principal executive offices, 1190 Trademark Drive, #108, Reno, Nevada 89521 Attn.: Secretary, not earlier than the close of business on August 1, 2024 and not later than the close of business on August 31, 2024. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2023 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the later than the close of business of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, a stockholder’s notice must include the information required by our Bylaws with respect to each director nomination or proposal of other business that such stockholder intends to present at the 2024 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by September 30, 2024.

By Order of the Board of Directors,

/s/ Denis Phares
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

October        , 2023

To assure that your shares are represented at the Annual Meeting, please either (a) vote over the Internet following the instructions provided in this proxy statement, (b) vote by telephone by calling Alliance Advisors at (866) 612-8937 or (c) complete, sign, date and promptly return the proxy card to Dragonfly Energy Holdings Corp.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-612-8937

APPENDIX A

Article FOURTH of the Articles of Incorporation of Dragonfly Energy Holdings Corp. is amened in its entirety to read as follows:

NUMBER OF SHARES WITH PAR VALUE:

250,000,000 COMMON - $0.0001 PAR VALUE

5,000,000 PREFERRED - $0.0001 PAR VALUE

PROXY

DRAGONFLY ENERGY HOLDINGS CORP.

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 29, 2023 AT 9:00 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DRAGONFLY ENERGY HOLDINGS CORP.

The undersigned hereby appoints Denis Phares as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Dragonfly Energy Holdings Corp. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Pacific Time on November 29, 2023 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The Annual Meeting of Stockholders will be held virtually. In order to attend the Annual Meeting, you must register at www.viewproxy.com/DFLI/2023AM by 8:59 p.m. Pacific Time on November 28, 2023. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4 AND OTHERWISE AT THE DISCRETION OF THE PROXY. THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed on other side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

The Proxy Statement is available at:

www.viewproxy.com/DFLI/2023AM

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the listed nominees and FOR Proposals 2, 3 and 4.

Rick Parod
Karina Montilla Edmonds

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ____________________

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Date ____

Signature ____

Signature ____
(if held jointly)

VIRTUAL CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of Dragonfly Energy Holdings Corp., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://viewproxy.com/DFLI/2023AM using your Virtual Control Number below. Your registration must be received by 8:59 p.m. Pacific Time on November 28, 2023. On the day of the Annual Meeting, if you have properly registered, you may log in to the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:

Go to www.fcrvote.com/DFLI

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 866-402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.